Exhibit No. EX-99.j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees
The Rockland Funds Trust:

We consent to the use of our report incorporated herein by reference and the references to our firm under the headings "Financial Highlights of the Fund" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                                     /s/KPMG LLP

January 26, 2004
Chicago, Illinois